EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement of Sontra Medical Corporation on Form SB-2 of our report dated January 21, 2005, relating to the financial statements of Sontra Medical Corporation, and to the reference to our Firm under the caption “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ WOLF & COMPANY, P.C.
Wolf & Company, P.C.

Boston, Massachusetts
February 16, 2005